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                                                                    Exhibit 10.3


                          TRANSITION SERVICES AGREEMENT

      This Transition Services Agreement, is made effective as of August 19, 2002 (the "Effective Date"), by and between Travelers Property Casualty Corp. (formerly named Travelers Insurance Group Inc.), a Connecticut corporation ("TPC"), and Citigroup Inc., a Delaware corporation ("Citigroup").

      Reference is made to the Intercompany Agreement, dated as of March 26, 2002, entered into by TPC, Citigroup and The Travelers Insurance Company ("TIC"), a Connecticut corporation (the "Intercompany Agreement"). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Intercompany Agreement.

      Pursuant to the Intercompany Agreement, the parties hereto agreed to provide certain transition services to each other in contemplation of the IPO, the Reorganization and the Distribution.

      NOW, THEREFORE, and for good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Transition Services.

      1.1. Services. During the term of this Agreement, subject to the terms and conditions set forth herein, Citigroup and other members of the Citigroup Affiliated Group will provide TPC and its Subsidiaries such transition services, support, facilities and other resources of the type described in Sections A through E of Exhibit A and Sections H through M of Exhibit B attached hereto and TPC will provide Citigroup, TIC and any other member of the Citigroup Affiliated Group, such transition services, support, facilities and other resources of the type described in Sections F through K of Exhibit A and Sections A through G of Exhibit B attached hereto. Each such transition service, support, facility or other resource described in Exhibit A and Exhibit B attached hereto is referred to herein as a "Service" and together are referred to herein as the "Services". Each such Service shall include all components necessary for its provision and any additional service that has been historically performed in connection with the provision of such Service. The party providing the Service is referred to herein as the "providing party" and the party receiving the Service is referred to herein as the "receiving party".

      Prior to December 31, 2002, any additional services currently provided by Citigroup to TPC and its Subsidiaries or by TPC to Citigroup, TIC, or any member of the Citigroup Affiliated Group, as the case may be, may be included as Services pursuant to this Agreement, as reasonably requested by the receiving party and agreed to by the providing party, provided that such agreement to provide such additional services shall not be unreasonably withheld by the providing party. Such additional services shall be provided at a cost to be determined by the parties in good faith based on cost allocation methodologies consistent with the unit costs provided for in this Agreement.
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      1.2 Change in Provision of Services. In the event the providing party implements changes in the method of providing Services to its operating units or subsidiaries, with the prior written consent of the receiving party, which consent shall not be unreasonably withheld, the providing party may make such changes in the method of providing Services hereunder; provided, that such change in providing Services (i) does not materially disrupt or interfere with the orderly provision and/or receipt of Services, (ii) does not free the providing party from its obligations hereunder, (iii) results in the provision of Services hereunder that are equivalent in terms of scope and quality as the comparable services, support, facilities and other resources provided to such other operating units or subsidiaries of the providing party, as applicable and (iv) does not result in the provision of Services at service, security and/or quality levels, as applicable, below those historically provided by the providing party to the receiving party in accordance with its past practices prior to the date of the IPO. The providing party shall provide reasonable notice to the receiving party of any change, including, without limitation, increased costs imposed by a third party, subsequent to the Trigger Date which is reasonably likely to affect either party's obligations under this Agreement. Any incremental fees or other additional cost(s) imposed by a third party for the providing party's provision of a Service to a receiving party will be allocated to the receiving party.

      1.3 Transition Plan. The parties hereto, with reasonable support and assistance from each other, will oversee the preparation of a transition plan (the "Transition Plan") reflecting the method and timing for the eventual termination of each of the Services. TPC and Citigroup shall use their reasonable efforts to assist and cooperate with one another in implementing the transfer of facilities, equipment and functions as set forth in the Intercompany Agreement, the Real Estate Intercompany Agreement, the Applicable Restructuring Documents and the Transition Plan. Each party, at its own expense, shall in good faith, make available to the other, in a manner which does not materially interrupt the ongoing operations of its business, the personnel reasonably needed to facilitate such orderly transfer, including, without limitation, for general consultation related thereto. Subject to the consent of the receiving party (which consent shall not be unreasonably withheld) and if, at the time the receiving party makes the request for the performance of a task in connection with the transfer of a function, the scope, timing and complexity of which was not previously contemplated by the parties to this Agreement (the "Task"), the providing party (i) lacks the technical capabilities for the performance of the Task and/or (ii) does not have personnel available for the performance of the Task without compromising its ability to conduct its business in the ordinary course, the providing party may utilize a third party for the performance of the Task in accordance with the terms of this Agreement; provided, that any incremental fees or other costs imposed by such third party for the performance of the Task shall be solely incurred and paid by the receiving party.

      1.4 Fee; Payment. The receiving party shall pay to the providing party the fee indicated opposite each Service or Business as set forth in Exhibit C and Exhibit D attached hereto (the "Fees"). To the extent that the providing party provides Services to the receiving party pursuant to this Agreement, an invoice shall be sent to the receiving party's contact person described in the second column of Exhibit C and Exhibit D attached hereto for the applicable amounts of such Fees. The invoice shall be sent on a monthly basis, in the format historically used by the providing party, or in a format mutually agreed upon by the parties hereto, and will include, as applicable, the amount of sales tax due. The receiving party shall pay each invoice in cash within sixty (60) days


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      after such invoice has been duly given. The parties hereto agree to comply with all applicable sales and use tax requirements.

      TPC further agrees to e-mail a copy of each invoice sent to a member of the Citigroup Affiliated Group to Citigroup Global Intercompany Chargeout System within five (5) Business Days after the end of each month, in Excel spreadsheet format. Additionally, TPC shall e-mail to Citigroup's Global Intercompany Chargeout System a consolidated invoice which sets forth each of the invoices sent to each member of the Citigroup Affiliated Group for such month within five (5) Business Days after the end of each month.

      1.5 Audit of Transition Services. Quarterly, or more frequently as may be reasonably determined by the parties, upon reasonable notice and during normal business hours, the providing party shall permit the receiving party or its authorized representatives to examine and make copies and abstracts from the books and records of the providing party pertaining directly to the Services or any additional service provided by the other party pursuant to the Intercompany Agreement or otherwise for the purpose of auditing the performance of, and the charges of, the providing party under the terms of this Agreement. TPC and Citigroup shall use their reasonable best efforts to assist and cooperate with one another in conducting the audit of the performance of, and the charges of, the Services or any other service provided by the other party pursuant to the Intercompany Agreement or otherwise, including, without limitation, as required by regulators. Such an audit of any support required shall be at the auditing party's expense.

      1.6 Service Location/Outsourcing. The providing party will deliver the Services to the receiving party from the sites used to deliver the Services to the parties hereto as of the date of the IPO. The providing party may, upon notice to the receiving party, subcontract and/or outsource its service obligations hereunder, and may elect to move to or add any other service delivery sites it deems necessary, provided that such outsourcing or change of service location (i) does not materially disrupt or interfere with the orderly provision of Services; (ii) does not free the providing party from its obligations hereunder; (iii) does not result in the provision of Services at service, security and/or quality levels, as applicable, below those historically provided by the providing party to the receiving party in accordance with its past practices prior to the date of the IPO; and (iv) does not result in additional charges to the receiving party does for such Services; and further provided that such subcontractor or outsourcer agrees to comply fully with Sections 5.3 and
      5.9 hereof.

      1.7 Cloned Software. The providing party shall cooperate with the receiving party as reasonably necessary to accomplish the copying of software that is to be cloned and licensed to the receiving party under the terms of the Intercompany Agreement. This will include the provision of source code and included elements for custom exits as used within the mainframe operating system or various custom exits for mainframe products that are included in the operating environment that are to be used and licensed to the receiving party. For a period of six (6) months after the receiving party has either moved the cloned software from the providing party's facilities or has altered or modified the source code, the providing party shall also provide the receiving party general consulting services by telephone (the "Software Support Services") concerning such cloned software and software exits, as they exist prior to the movement out of the providing party's facility or the alteration or modification by the receiving party or its agent. Upon


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      notification from the receiving party of its need for Software Support
      Services, the providing party shall make a good faith effort to make available, during the providing party's normal business hours, experienced software development personnel familiar with the software for which Software Support Services have been requested.

      1.8 Changes in Policy. The providing party may alter or amend its policies, procedures and practices applicable to its own operating units or subsidiaries, including, without limitation, change control policies, security policies and privacy policies, and the provision of Services so long as the providing party provides the receiving party reasonable written notice of such alteration or amendment and grants the receiving party a reasonable period of time to comply with such instituted alteration or amendment to its policies, procedures and practices.

2.    Standard of Performance; Liability for Services.

      2.1 Standard of Care. Unless otherwise agreed, the providing party will use commercially reasonable efforts, skill and judgment in supplying all of the Services in good faith to the receiving party in a manner consistent with recent historical practice of the providing party and the receiving party and as if the providing party were performing such Services for itself.

      2.2 Duty to Cooperate. The receiving party shall, in connection with receiving Services, follow the policies, procedures and practices in effect of the providing party (as provided to the receiving party in writing and except as expressly provided herein), including, without limitation, providing information and documentation sufficient for the providing party to perform the Services as they were performed before the date hereof and complying with all of the providing party's security, use, access and management policies, practices and procedures, if any, relevant to the Service(s). The receiving party shall make available, as reasonably requested by the providing party, sufficient resources and timely decisions, approvals and acceptances in order that the providing party may accomplish its obligations hereunder in a timely manner. Failure of the receiving party to so act shall relieve the providing party of its obligations to provide Services hereunder to the extent that (i) the providing party has provided written notice to the receiving party of such failure (with sufficient detail to allow the receiving party to understand the nature of such failure) and (ii) the receiving party has failed to implement a procedure to cure such failure within twenty (20) Business Days and cured such failure within thirty (30) Business Days of receipt by the receiving party of such notice.

      2.3 Obligation to Cure. Except as provided for in Section 5 herein, the providing party's sole responsibility to the receiving party hereunder for errors or omissions, caused by the providing party in providing Services hereunder shall be to cure any such errors and omissions as promptly as practicable as if such Services were being provided to itself or an Affiliate, at no additional cost or expense to the receiving party; provided, that the receiving party shall use commercially reasonable efforts to detect any such errors or omissions and promptly advise the providing party of any such error or omission of which it becomes aware.

3.    Representations and Warranties.

      3.1 Authority. Each party to this agreement represents and warrants to the other party that (a) such party has all necessary right, power and authority to enter into this Agreement and to perform the acts required hereunder, (b) the entry into this


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      Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate any agreement of such party or by which such party is bound or any law or any rule or regulation of any governmental authority and (c) this Agreement has been duly authorized and executed by such party and constitutes a valid and legally binding obligation of such party, enforceable against it in accordance with its terms.

      3.2 Due Organization. Each party to this agreement represents and warrants to the other party that such party is a corporation duly incorporated, validly existing under the laws of its jurisdiction of organization, and has the requisite power and authority to own, lease and operate its properties and to conduct its business as now conducted by it.

      3.3 No Government Approvals, Notices or Third Party Consents Required. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any governmental authority is required to be obtained or made by or with respect to the parties in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby; provided, however, if any consent, approval, license, permit, order or authorization, or registration, declaration or filing shall be required to be obtained, the parties hereto agree to make a good faith effort to obtain such consent, approval, license, permit, order or authorization, or registration, declaration or filing.

4.    Term and Termination.

      4.1 Term of Service. Unless specifically agreed otherwise, the term for the provision of each Service will be for a period of one year, subject to an extension for an additional one-year term upon sixty (60) days advance notice from the receiving party; provided, however, that (i) the provision of data processing services and related support and (ii) services related to the Accident Department of TIC operated for the benefit of TPC, will be for a period of two years plus the additional one-year term described above and the services provided by the human resources and payroll services organization of Citigroup (currently in Hartford, CT) provided to TPC will only be for a period of two years plus the remaining portion of the calendar year in which such two-year expiration occurs (for the avoidance of doubt, TPC does not have any right of renewal for such human resources and payroll operation following the period specified in clause
      (ii) of this Section 4.1). Notwithstanding the foregoing, the receiving party may discontinue (or reduce the amount of) any of the Services (and the related payment obligations) by providing the providing party with a Service Termination Notice (as defined below) timely delivered to the providing party in accordance with Section 4.2, identifying the specific Service to be terminated; provided, if Citigroup and TPC mutually agree that such terminated Service is indispensable for the provision of another Service, neither Citigroup nor TPC may terminate such Service unless the dependent Service is also terminated.

      4.2 Termination of Services. In addition to termination as provided in
      Section 4.3 below, the receiving party may, at its option and in its sole discretion, terminate or reduce the amount of any Service by delivering written notice to the providing party (a "Service Termination Notice") at least sixty (60) days, or such shorter period of time agreed upon by the parties, (the "Termination Notice Period") before the effective date of termination


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      of such Service specified in such Service Termination Notice; provided, if
      Citigroup and TPC mutually agree that such terminated Service is indispensable for the provision of a dependent Service, the receiving party may not terminate such Service unless the dependent Service is also terminated. Before and after such effective date of termination, the parties shall collaborate in good faith and at each party's own expense except as otherwise set forth in the Exhibits to this Agreement, to enable the receiving party to withdraw from such services. The parties hereto acknowledge the receiving party's right to discontinue all or any portion of the Services hereunder and agree that the receiving party shall have no liability for terminating the Services in accordance with this paragraph; provided, that the receiving party shall reimburse the providing party for the remaining balance of unavoidable or non-cancelable third party charges, if any, that the providing party has incurred in good faith, in accordance with the Exhibits hereto or otherwise with prior notice to and approval from the receiving party, in order to make the services available to the receiving party as required herein. The termination of any Service shall not affect the parties' obligations with respect to other Services hereunder except as provided herein. Each party shall bear its own expenses as a result of the termination of any Service unless otherwise provided for under this Agreement.

      4.3 Events of Default. Except as provided for in Section 2.2, if either party fails to perform in any material respect any Service, or any portion or aspect thereof, contemplated hereby, and the failure is not corrected within five (5) Business Days after the other party gives written notice of default thereof pursuant to this Section 4.3, then the non-defaulting party shall have the right to obtain such Service from a third party for the duration of the default period. During such default period, the non-defaulting party shall be relieved of making any payments for the Services it should have received from the defaulting party and the defaulting party shall reimburse the non-defaulting party for the actual costs associated with obtaining such Services from a third party at the service levels set forth in the Exhibits hereto. At any time following such event of default, the non-defaulting party may at its option terminate such Service without prejudice to any other rights and remedies it may have under this Agreement. Additionally, if either party fails to make any payment required by this Agreement relating to any Service to be performed under this Agreement within twenty (20) Business Days after receiving written notice from the non-defaulting party that such payment is past due, then the non-defaulting party may cease providing such Service until the defaulting party has paid all outstanding invoices relating to such Service. If Citigroup and TPC mutually agree that any Service terminated pursuant to this Section 4.3 is indispensable for the provision of another Service, then such dependent Service shall also be terminated.


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5.    Miscellaneous

      5.1 Agreement to Indemnify. Subject to Section 5.5 below, Citigroup hereby agrees to indemnify and hold harmless TPC and its Subsidiaries, each of the foregoing's respective directors, officers, employees and agents and each of the foregoing's respective heirs, executors, successors and permitted assigns (collectively, the "TPC Indemnified Parties") from and against any and all actual losses, fines, assessments and expenses (including reasonable attorney's fees) that any TPC Indemnified Party may suffer, incur or be subjected to by reason of any legal action, proceeding, arbitration or claim by a third party, whether commenced or threatened (a "Claim") arising out of or as a result of a breach of this Agreement.

      Subject to Section 5.5 below, TPC hereby agrees to indemnify and hold harmless any member of the Citigroup Affiliated Group, each of the foregoing's respective directors, officers, employees and agents and each of the foregoing's respective heirs, executors, successors and assigns (collectively, the "Citigroup Indemnified Parties") from and against any and all actual losses, fines, assessments and expenses (including reasonable attorney's fees) that any Citigroup Indemnified Party may suffer, incur or be subjected to by reason of any Claims arising out of or as a result of a breach of this Agreement.

      5.2 Indemnification Procedures. The parties agree to comply with the procedures set forth in Article VIII of the Intercompany Agreement with respect to any Claim by a third party as to which indemnification is sought under Section 5.1 and Article X of the Intercompany Agreement with respect to the resolution of any dispute between the parties.

      5.3 Compliance With Laws. (a) Each party hereto agrees that it shall comply with all applicable federal, state and local laws, ordinances, regulations and codes in performing its obligations hereunder, including the procurement of licenses, permits, certificates and any other requirements with regard to the Services to be provided hereunder. Each party agrees that if it learns in the ordinary course of its business of the existence of any new law, ordinance, regulation or code applicable to the provision of Services hereunder such party shall use good faith efforts to inform the other party of such law, ordinance, regulation or code. If, at any time during the term of this Agreement, a party is informed or information comes to its attention that it is or may be in violation of any law, ordinance, regulation or code applicable to the provision of Services hereunder (or if it is so decreed or adjudged by any court, tribunal or other authority having competent jurisdiction), that party shall immediately take all appropriate steps to remedy such violation and comply with such law, regulation, ordinance or code in all respects. Further, each party shall establish and maintain all proper records (particularly, but without limitation, accounting records) required by any law, code of practice or corporate policy applicable to it from time to time regarding the Services provided hereunder. Further, each party shall provide information and such other assistance as may be reasonably necessary in connection with the supervision or any examination by any regulatory authority having jurisdiction with regard to the Services provided hereunder.

            (b) Without limiting the generality of the foregoing, the providing party hereby warrants and represents that its personnel and its agents' and subcontractors' personnel have and will maintain the necessary licenses and permits to provide the Services


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      required hereunder pursuant to all applicable laws, ordinances, regulations or codes. The providing party agrees to indemnify, defend and hold harmless the receiving party and its Affiliates from any costs (including reasonable attorneys' fees and court costs), penalties or other losses caused by, or related to, any violation or breach of this provision by the providing party, or any of its employees, agents or subcontractors.

      5.4 Force Majeure. Neither party shall be liable for loss, damage or expense arising out of a failure to perform or a delay in performing any of its obligations under this Agreement resulting from causes beyond its control, including, but not limited to, acts of God, fire, flood, explosion, accidents, war, terrorist acts, civil disorder, work stoppages (including strikes or lockouts) resulting from the actions of the other party, mechanical breakdowns, shortages of labor or regulations of any civil or military authority. In the event such a curtailment by either party continues in whole or in part, then the receiving party may arrange for temporary provision of the Services until the providing party can resume provision of the Services.

      5.5 Limitation on Liability. Under no circumstances shall either party be liable for any punitive or consequential damages hereunder, including without limitation loss of profits, revenue, goodwill, cost of capital, diminution in value or loss of business reputation or opportunity.

      5.6 Independent Contractor. This Agreement shall not constitute or give rise to a partnership or joint venture between the parties. All activities by the providing party hereunder shall be carried out by or on behalf of the providing party as an independent contractor and not as an agent for the receiving party.

      5.7 Entire Agreement; Conflicting Documents. The agreement of the parties, which is comprised of this Agreement and the Schedules and Exhibits hereto, together with the Intercompany Agreement and other documents referred to therein, sets forth the entire agreement and understanding between the parties (with respect to the subject matter hereof and thereof) and supersedes any prior agreement or understanding, written or oral with respect to matters set forth herein and therein. For the avoidance of doubt, the parties hereto agree that this Agreement shall be consistent with Section 9.14 of the Intercompany Agreement with respect to the provision of transition services. To the extent that any documents issued in connection with the provision of the Services contain terms or conditions that are in conflict with, or derogate from this Agreement, the terms of this Agreement shall control.

      5.8 Notices. All notices and other communications provided for hereunder shall be dated and in writing and shall be deemed to have been given (a) when delivered, if delivered personally, sent by confirmed facsimile or sent by registered or certified mail, return receipt requested, postage prepaid, (b) on the next business day if sent by overnight courier and (c) when received if delivered otherwise. Such notices shall be delivered to the address set forth below, or to such other address, as a party shall have furnished to the other party in accordance with this Section:

            (i)   If to TPC, to:

                  Travelers Property Casualty Corp.
                  One Tower Square


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                  Hartford, CT 06813
                  Attention:  Office of General Counsel
                  Phone: (860) 277-0111
                  Fax: (860) 277-8123

            (ii) If to Citigroup or any other member of the Citigroup Affiliated Group, to:

                  Citigroup Inc.
                  399 Park Avenue
                  New York, NY 10022
                  Attention:  Office of General Counsel
                  Phone: (212) 793-2558

                  Fax: (212) 793-3430
                       (212) 793-3031

                  With a copy to:

                  Citigroup Inc.
                  399 Park Avenue
                  New York, NY 10022
                  Attention:  Controller
                  Phone: (212) 559-4514
                  Fax: (212) 793-4508

                  and

                  Citigroup Inc.
                  399 Park Avenue
                  New York, NY 10022
                  Attention:  Program Management Office
                  Phone: (212) 559-4077
                  Fax: (212) 793-3038

                  and

                  The Travelers Insurance Company
                  One Tower Square
                  Hartford, CT 06813
                  Attention:  General Counsel
                  Phone: (860) 954-7114
                  Fax: (860) 954-5476


      5.9 Proprietary and Confidential Information. Each party agrees that any confidential or proprietary information (including, without limitation, customer, financial and employee information) of the other party made available as a result of the Services provided pursuant to this Agreement, except to the extent necessary to fulfill such party's obligations hereunder, shall be kept strictly confidential, and unless otherwise required by law, rule or regulation, neither party will disclose such information in any manner whatsoever until such information otherwise becomes generally available to the public.


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      No consent or waiver may be given to this provision except with the consent of the party whose confidential or proprietary information may be disclosed or otherwise affected as a result of such waiver or consent. The parties hereto agree that (i) all information regarding the Services, including, but not limited to, information regarding transferred employees, price, costs, methods of operation, trade secrets, data and software, shall be maintained in confidence, (ii) they will limit the access of their respective employees to any such information, and in the case of the providing party, with respect to information relating to employees and customers of the receiving party, to its employees who need to be able to access such information in connection with the provision of Services hereunder and (iii) they will take reasonable steps to prevent any inappropriate access to shared information or shared databases which contain information regarding the employees of either party. The parties agree to comply with each other's privacy policies (copies of which they shall provide to each other) and all applicable laws and regulations, and not to make any disclosure of any employee or customer information that is contrary to such privacy policies, laws, or regulations; provided, that the parties inform one another of such applicable privacy policies, laws or regulations. The parties hereto acknowledge that they are aware that the United States and other applicable securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

      5.10 Amendment to the Exhibits. The parties hereto agree that, upon the provision of reasonable written notice and upon mutual agreement, the providing party may supplement or amend either Exhibit A or Exhibit B attached hereto, as the case may be, to ensure that the provision of Services is consistent with the providing party's support procedures in effect at the time of such amendment. The parties hereto further agree that, pursuant to the terms of this Agreement and upon the provision of reasonable written notice, the receiving party's Transition Services Manager identified in Exhibit A and Exhibit B attached hereto, shall be permitted to amend such exhibit to be consistent with its termination, extension or waiver of any Service described in the first column of such exhibit.

      5.11 Assignment; Binding Effect; Severability. Neither this Agreement nor any rights or obligations hereunder may be assigned or, except as provided for in Section 1.6, delegated by either party (directly, indirectly, by merger, consolidation, operation of law, or otherwise); provided, that either party may delegate the performance of any of the Services hereunder to any of its subsidiaries or affiliates. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to any party, in which event the parties shall use reasonable efforts to arrive at an accommodation which best preserves for the parties the benefits and obligations of the offending provision.

      5.12 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE INTERNAL LAWS OF, THE STATE OF NEW YORK.


                                       10
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      5.13 Execution in Counterparts. This Agreement may be executed in counterparts with the same effect as if the signatures thereto were upon one instrument and shall be effective when such counterparts have been signed by each party and delivered to the other party.

      5.14 No Third Party Beneficiaries. Except to the extent provided in
      Section 5.1 above with respect to TPC Indemnified Parties and Citigroup Indemnified Parties, nothing in this Agreement, express or implied, is intended to or shall (i) confer on any person other than the parties hereto and their respective successors or permitted assigns any rights (including third party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement, or (ii) constitute the parties hereto as partners or as participants in a joint venture. Except to the extent provided in Section 5.1 above with respect to TPC Indemnified Parties and Citigroup Indemnified Parties, this Agreement shall not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement.

      5.15 Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

      5.16 Amendment and Waiver. The parties may by mutual agreement amend this Agreement in any respect, and any party, as to such party, may (a) extend the time for the performance of any of the obligations of any other party,
      (b) waive any inaccuracies in representations by any other party, (c) waive compliance by any other party with any of the agreements contained herein and performance of any obligations by such other party, and (d) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party against whom enforcement of the same is sought.

      5.17 Additional Documents. Each party shall promptly execute and deliver or cause to be executed and delivered such additional documents as are reasonably required by the other party for the purposes of implementing this Agreement.


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                                                                    Exhibit 10.3


      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                    CITIGROUP INC.


                                    /s/ William P. Hannon
                                    -------------------------------------------
                                    Name: William P. Hannon
                                    Title: Controller

                                    TRAVELERS PROPERTY CASUALTY CORP.


                                    /s/ Diana E. Beecher
                                    -------------------------------------------
                                    Name: Diana E. Beecher
                                    Title: Chief Information Officers